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                                                                    EXHIBIT 10.3

                      NONQUALIFIED STOCK OPTION AGREEMENT

     This Nonqualified Stock Option Agreement (this "Agreement") is entered into between National Air Corporation, a Nevada corporation (the "Company"), and Stephanie Gustafson (the "Optionee") this 23/rd/ day of July, 1999. This Agreement is in consideration of the Optionee's employment with the Company. In consideration of the mutual promises and covenants made herein, the parties hereby agree as follows:

     1. GRANT OF OPTION. The Company grants to the Optionee an option (this "Option") to purchase from the Company all or any part of a total of 20,000 shares (collectively, the "Option Shares) of the common stock, par value $0.001 per share, of the Company (the "Common Stock"), at a price of $.01 per share. The Option is granted as of the date hereof.

     2. CHARACTER OF OPTION. This Option is not an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     3. TERM. This Option will expire at the close of business, on July 19, 2004, (the "Option Termination Date").

     4. CONDITIONS PRECEDENT. The Company will not issue or deliver any certificate for Option Shares pursuant to the exercise of this Option prior to fulfillment of all of the following conditions:

     (a) The admission of the Option Shares to listing on all stock exchanges on which the Common Stock is then listed, unless the Company determines in its sole discretion that such listing is neither necessary nor advisable;

     (b) The completion of any registration or other qualification of the sale of the Option Shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body that the Company in its sole discretion deems necessary or advisable; and

     (c) The obtaining of any approval or other clearance from any federal or state governmental agency that the Company in its sole discretion determines to be necessary or advisable.

     5. VESTING. Subject to the provisions of this Agreement, the Option will vest in its entirety upon execution of this Agreement (all of such fully vested Option Shares being hereinafter referred to collectively as the "Vested Shares"). The Optionee shall have the right to exercise this

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Option with respect to all Vested Shares at any time and from time to time until the Option Termination Date, provided that this Option may not be exercised with respect to any fractional shares.

     6. PROCEDURE FOR EXERCISE. Exercise of this Option or a portion hereof shall be effected by the Optionee's giving of written notice to the Company at the offices of the Company located at 701 N. Post Oak Road, Suite 350, Houston, Texas 77024, and paying the purchase price prescribed in Section I above for the Option Shares to be acquired pursuant to the exercise.

     7. PAYMENT OF PURCHASE PRICE. The purchase price for any Option Shares purchased will be paid at the time of exercise of this Option either (i) in cash, (ii) by certified or cashier's check, or (iii) in any other form of valid consideration, as permitted by the Company in its sole discretion at the time of exercise.

     8. ACCELERATION IN CERTAIN EVENTS. Notwithstanding any provision of this Option Agreement to the contrary, the following provisions will apply:

     (a) Mergers and Reorganizations. If the Company or its shareholders enter into an agreement to dispose of all or substantially all of the assets of the Company by means of a sale, merger or other reorganization, liquidation or otherwise in a transaction in which the Company is not the surviving corporation, this Option will become immediately exercisable with respect to the full number of shares subject to this Option during the period commencing as of the date of the agreement to dispose of all or substantially all of the assets of the Company and ending when the disposition of assets contemplated by that agreement is consummated; provided, however, that no Option will be immediately exercisable under this Section on account of any agreement of merger or other reorganization when the shareholders of the Company immediately before the consummation of the transaction will own at least fifty percent of the total combined voting power of all classes of stock entitled to vote of the surviving entity immediately after the consummation of the transaction. This Option will not become immediately exercisable if the transaction contemplated in the agreement is a merger or reorganization in which the Company will survive.

     (b) Change in Control. In the event of a change in control of the Company, this Option will become immediately exercisable. The term "change in control" for purposes of this Section refers to the acquisition after the effective date of this Option Agreement of the beneficial ownership of 50% or more of the outstanding voting securities of the Company by any person or by persons acting as a group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than an acquisition by (i) a person or group meeting the requirements of clauses (i) and (ii) of Rule 13d-1(b)(1) promulgated under the Exchange Act, or (ii) any employee pension benefit plan (within the meaning of Section 3(2) of ERISA) of the Company or of its Subsidiaries (as outlined in Section 424(f) of the Code), including a trust established pursuant to such plan); provided, however, that no change in control will be deemed to have occurred

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(i) if prior to the acquisition of, or offer to acquire, 50% or more of the voting securities of the Company, the full Board of Directors of the Company has adopted by not less than two-thirds vote a resolution specifically approving such acquisition or offer or (ii) from (A) a transfer of the Company's voting securities by any person who beneficially owns more than 50% of the Company's outstanding voting securities on the effective date of this Option (an "Existing Holder") to (i) a member of the Existing Holder's immediate family (within the meaning of Rule 16a-1(e) of the Exchange Act) either during the Existing Holder's lifetime or by will or the laws of descent and distribution; (ii) any trust as to which an Existing Holder or a member (or members) of an Existing Holder's immediate family (within the meaning of Rule 16a-l(e) of the Exchange
Act) is the beneficiary; (iii) any trust as to which an Existing Holder is the settlor with sole power to revoke; (iv) any entity over which an Existing Holder has the power, directly or indirectly, to direct or cause the direction of the management and policies of the entity, whether through the ownership of voting securities, by contract or otherwise; or (v) any charitable trust. foundation or corporation under Section 501(c)(3) of the Code that is funded by an Existing Holder, or any corporation or other entity all the voting securities of which are owned by such a charitable trust, foundation or corporation; or (B) the acquisition of voting securities of the Corporation by either (i) an Existing Holder or (ii) a person, trust or other entity described in the foregoing clauses (A)(i)-(v) of this clause (ii). The term "person" for purposes of this Section refers to an individual or a corporation. partnership. trust, association joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

     9.   TAX WITHHOLDING.

     (a) Condition Precedent. The issuances of Option Shares pursuant to the exercise of this Option are subject to the condition that if at any time the Company determines, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any federal, state or local law is necessary or desirable as a condition of, or in connection with such issuances, then the issuances will not be effective unless the withholding has been effected or obtained in a manner acceptable to the Company.

     (b) Manner of satisfying Withholding Obligation. When the Optionee is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with the purchase of Option Shares upon exercise of this Option, such payment may be made (i) in cash, (ii) by check, or
(iii) in any other form of valid consideration, as permitted by the Company in its discretion.

     10. TRANSFERABILITY. This Option shall not be transferable other than pursuant to a qualified domestic relations order, by will or by the laws of descent and distribution.

     11. ADJUSTMENT. If the outstanding Common Stock is increased, decreased, changed into or exchanged for a different number or kind of shares or securities through merger, consolidation,

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combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment will be made in the number or kind of shares purchasable under any unexercised portion of this Option. Any such adjustment will be made without change in the aggregate purchase price applicable to the unexercised portion of this Option, but with a corresponding adjustment in the purchase price for each Option Share purchasable under this Option. The foregoing adjustments and the manner of application of the foregoing provisions will be determined solely by the Company, and any such adjustment may provide for the elimination of fractional share interests.

     12. AMENDMENT. This Agreement may be amended by an instrument in writing signed by both the Company and the Optionee.

     13. COMPLIANCE WITH SECURITIES LAWS. Option Shares will not be issued unless the issuance and delivery of the Option Shares (and the exercise of this Option, if applicable) compiles with all relevant provisions of federal and state law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the Option Shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance. The Optionee agrees to furnish evidence satisfactory to the Company, including, without limitation, a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition or otherwise, and a representation that the Option Shares are being acquired only for investment and without any present intention to sell or distribute the Option Shares in violation of any federal or state law, rule or regulation. Further, the Optionee consents to the imposition of a legend on the certificate representing the Option Shares issued pursuant to the exercise of this option restricting their transferability as required by law or by this Section.

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        14.  MISCELLANEOUS.  This Agreement will be construed and enforced in accordance with the laws of the State of Texas, excluding any principle or provision thereof that would require application of the laws of any other jurisdiction, and will he binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guarantor or other legal representative of the Optionee.

                              THE COMPANY:

                              NATIONAL AIR CORPORATION


                              By:   /s/Marc I. Berens
                                 ---------------------------------------
                                    Marc I. Berens, President


                              THE OPTIONEE:

                                    /s/ Stephanie Gustafson
                              ------------------------------------------
                                    Stephanie Gustafson

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